UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

U.S. GoldMining Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-41690	37-1792147
(Commission File Number)	(IRS Employer Identification No.)

1188 West Georgia Street, Suite 1830

Vancouver, BC, Canada, V6E 4A2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 338-9788

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	USGO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $13.00	USGOW	The Nasdaq Stock Market LLC

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A (“Amendment No. 1”) amends the previously filed Current Report on Form 8-K of U.S. GoldMining, Inc., filed with the Securities and Exchange Commission on March 19, 2026 (the “Original Report”) reporting the release of a technical report titled “Whistler Gold-Copper Project, S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis, Alaska, United States of America” with date of issue of March 19, 2026, and an effective date of March 2, 2026.

This Amendment No. 1 is being filed solely to update the (i) Consent of Sue Bird, Qualified Person and (ii) Consent of Steven Klohn, Qualified Person as Exhibits 23.1 and 23.2 (together, the “Consents”). The Consents are filed as Exhibit 23.1 and 23.2 attached hereto. Except as stated above, there are no other changes to the Original Report and as such, this Amendment No. 1 should be read in conjunction with the Original Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Sue Bird, Qualified Person for Technical Report
23.2	Consent of Steven Klohn, Qualified Person for Technical Report
99.1*	Whistler Project, S-K 1300 Technical Report Summary and Initial Assessment, South-Central Alaska, United States of America
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed with the Original Report on March 19, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2026	U.S. GOLDMINING INC.

	By:	/s/ Tim Smith
	Name:	Tim Smith
	Title:	Chief Executive Officer